AGREEMENT TO WAIVE COMPLIANCE

WITH REPRESENTATIONS AND WARRANTIES

AGREEMENT, dated September 21, 2006, between Moscow CableCom Corp., a Delaware corporation (the “Company”), and each of the parties executing a counterpart of this Agreement (the “Investors”).

WHEREAS, the Company and each of the Investors are contemplating the execution of a subscription agreement (the “Subscription Agreement”) between the Company and each Investor, providing that the Company will issue and sell up to 4 million units (the “Units”) to the Investors, each Unit consisting of one share of the Company’s common stock, $0.01 par value, and one-half common stock purchase warrant, in a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company and certain Investors have previously entered into a subscription agreement, dated May 5, 2006 (the “Existing Subscription Agreement”), pursuant to which the Company issued and sold an aggregate of 2,438,684 Units for consideration in the amount of $20,174,013; and

WHEREAS, the Audit Committee of Company’s Board of Directors has determined that the Company’s previously issued financial statements for the second and third quarters of 2005, the year ended December 31, 2005, and the first quarter of 2006 (the “Restatement Periods”) should no longer be relied upon, because of errors in the Company’s accounting for deferred income taxes, and that the Company’s financial statements for the Restatement Periods need to be restated; and

WHEREAS, each of the Investors acknowledges and agrees that, as a result of the determination by the Audit Committee of Company’s Board of Directors that the previously issued financial statements of the Company for the Restatement Periods should no longer be relied upon, (i) the Company cannot determine whether or not the Company’s representations and warranties, relating to the matters described in Section 1(a) through (e) below which are contained in the Subscription Agreement, are accurate, true or correct, and (ii) the Company’s representation and warranties relating to the matters described in Section 1(a) through (e) below which are contained in the Existing Subscription Agreement are not accurate, true and correct; and

WHEREAS, notwithstanding the foregoing, each of the Investors and the Company wish to proceed with the execution of the Subscription Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1.

Notwithstanding any provision of the Subscription Agreement or the Existing Subscription Agreement to the contrary, each of the Investors hereby waives, on behalf of itself, its successors, assigns, employees, officers, directors and beneficial shareholders (collectively,

“Affiliates”), any default or breach by the Company with respect to its representations and warranties contained in the Subscription Agreement  and in the Existing Subscription Agreement relating to: (a) the failure of any report (the “Restatement SEC Reports”) relating to the Restatement Periods which has been filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date hereof to comply with the applicable provisions of the Securities Act or the Securities Exchange Act of 1934, as amended; (b) the inclusion in any of the Restatement SEC Reports, or in any statement or certification contained in or accompanying any Restatement SEC Report in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, of any untrue statement of material fact or the omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (c) the failure of the financial statements included in the Restatement SEC Reports to present fairly the consolidated financial position and results of operations of the Company and its subsidiaries as of the dates thereof or for the periods covered thereby; (d) the failure to prepare the financial statements included in the Restatement SEC Reports in accordance with United States generally accepted accounting principles and practices applied on a basis consistent with the past practices of the Company; and (e) the violation of any Federal, State or local law as a result of the determination by the Audit Committee of the Company’s Board of Directors that the previously issued financial statements of the Company for the Restatement Periods should no longer be relied upon

2.

Each of the Investors hereby covenants and agrees, on behalf of itself and its Affiliates, not to bring any suit, in law or in equity, before any court wherever located, against the Company, its officers, directors, shareholders, outside legal counsel and independent auditing firm, relating to any and all causes of action, demands, claims, losses or damages, of any nature whatsoever, including, but not limited to, any claim for negligence, which such Investor or its Affiliates may now have or have in the future, relating in any way to the Company’s compliance with its representations and warranties, contained in the Subscription Agreement  and in the Existing Subscription Agreement, with respect to the matters described in Section 1(a) through (e) above.

3.

Each of the Investors hereby agrees, on behalf of itself and its Affiliates, to fully release and hold harmless the Company, its officers, directors and shareholders from any and all causes of action, demands, claims, losses or damages, of any nature whatsoever, including, but not limited to, any claim for negligence, which such Investor or its Affiliates may now have or have in the future, relating in any way to the Company’s compliance with its representations and warranties, contained in the Subscription Agreement  and in the Existing Subscription Agreement, with respect to the matters described in Section 1(a) through (e) above.

4.

Each of the Investors hereby acknowledges and agrees that the Company has relied on each Investor’s execution of this Agreement, and on each Investor’s covenants pursuant to this Agreement as provided for in Sections 1, 2 and 3 above, in making the Company’s decision to enter into the Subscription Agreement with each Investor, and to permit each of the Investor to purchase Units pursuant to the Subscription Agreement and become a shareholder of the Company.  Each of the Investors further acknowledges and agrees that, in the absence of such Investor’s execution of this Agreement and such Investor’s covenants pursuant to this

Agreement as provided for in Sections 1, 2 and 3 above, the Company would not execute the Subscription Agreement with such Investor.

IN WITNESS WHEREOF, the undersigned have executed this Agreement, which may be executed in counterparts, as of the date first written above.

MOSCOW CABLECOM CORP.

RENOVA MEDIA ENTERPRISES LTD.

 ______________

___________________

Name:

Vitaly Spassky

Name:  Andrew Intrater

Title:  Senior Vice President

Title:  Authorized Signatory